UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 10, 2022

NOCERA, INC.

(Exact name of registrant as specified in charter)

Nevada	000-55993	16-1626611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3F (Building B), No. 185, Sec. 1, Datong Rd., Xizhi Dist., New Taipei City Taiwan 221, ROC

(Address of principal executive offices and zip code)

(886) 910-163-358

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NCRA	The Nasdaq Capital Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On August 10, 2022, Nocera, Inc., a Nevada corporation, (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Spartan Capital Securities, LLC and Revere Securities LLC, the joint representatives (the “Representatives”) of the several underwriters named in the Underwriting Agreement, relating to the Company’s underwritten public offering (the “Offering”) of 1,880,000 units (the “Units”). The public offering price of each Unit was $3.50, and each Unit consisted of one share (each, a “Share”) of common stock, par value $0.001 per share (the “Common Stock”), and one warrant to purchase two shares of Common Stock (the “Warrants”) pursuant to a registration statement on Form S-1, amended (File No. 333-264059), originally filed with the Securities and Exchange Commission (the “SEC”) on April 1, 2022, and declared effective by the SEC on August 10, 2022 (the “Registration Statement”). The Shares and the Warrants comprising the Units were immediately separable and issued separately in the Offering, which closed on August 15, 2022.

Each Warrant is exercisable from the date of issuance until the fifth anniversary of the issuance date for $3.85 per share of Common Stock (110% of the public offering price per Unit), subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting the Common Stock as described in the Warrants.

Pursuant to the Underwriting Agreement, the Company granted the underwriters a 45-day option to purchase up to 282,000 additional Units, equivalent to 15% of the Units sold in the Offering, at the public offering price per Unit, less underwriting discounts and commissions, to cover over-allotments, if any.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides that the Company will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make because of any of those liabilities. In exchange for the underwriters’ services, the Company agreed to (i) sell the Units to the underwriters at a purchase price of $3.22 per Unit; and (ii) issue Spartan Capital Securities, LLC a warrant to purchase up to 94,000 shares of Common Stock (the “Representative Warrant”), representing 5% of the shares of Common Stock sold in the Offering) for $3.85 per share (110% of the offering price per Unit), subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting the Common Stock as described in the Representative Warrant exercisable from February 11, 2023 (the 180th day after the commencement of sales of the Shares) until August 11, 2027 (the four and half year anniversary date of the initial exercise date).

The Offering closed on August 15, 2022, and the Company received total gross proceeds of $6.58 million. After deducting the underwriting commissions, discounts, and offering expenses, the Company received net proceeds of approximately $5.3 million.

The Common Stock commenced trading on the Nasdaq Capital Market under the symbol “NCRA” on a 2-for-3 post reverse stock split basis on August 10, 2022. The Company has not applied nor intends to apply to have the Warrants listed on a national securities exchange or quoted on an interdealer quotation system.

The foregoing summary of the Underwriting Agreement, Warrants and Representative Warrant is qualified in their entirety by reference to the full text of the Underwriting Agreement, Warrants and the Representative Warrant, copies of which are filed as Exhibits 1.1, 4.1, and 4.2, respectively, to this Current Report on Form 8-K, and are incorporated by reference herein.

Warrant Agency Agreement

On August 11, 2022, the Company entered into a warrant agency agreement (the “Warrant Agency Agreement”) with Mountain Share Transfer LLC (“Mountain Share Transfer”) pursuant to which Mountain Share Transfer agreed to act as the warrant agent for the Warrants. A copy of the Warrant Agency Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

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Item 7.01	Regulation FD Disclosure.

On August 10, 2022, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On August 15, 2022, the Company issued a press release announcing the closing of the Offering. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information disclosed under this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, is being furnished for informational purposes only and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any filing under the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 10, 2022
4.1	Form of Warrant, dated August 15, 2022 (included in Exhibit 10.1)
4.2	Form of Representative Warrant, dated August 15, 2022
10.1	Warrant Agency Agreement, dated August 11, 2022, between the Company and Mountain Share Transfer, LLC, as warrant agent
99.1	Press release, dated August 10, 2022
99.2	Press release, dated August 15, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOCERA, INC.

Date: August 16, 2022	By: /s/ Yin-Chieh Cheng
Yin-Chieh Cheng
Chief Executive Officer

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